UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

HNO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56568	20-2781289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4115 Eastman Drive, Suite B Murrieta, CA	92562
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (951) 305-8872

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Reports.

On May 7, 2024, Barton CPA (“Barton”) was engaged by HNO International, Inc. (the “Company”) to be the independent registered public accounting firm of the Company, as a result of the order, dated May 3, 2024, issued by the U.S. Securities and Exchange Commission (“SEC”) suspending the Company’s prior independent registered public accounting firm, BF Borgers CPA PC, from appearing and practicing as an accountant before the SEC. The Company’s Board of Directors engaged Barton to audit our financial statements for the years ended October 31, 2024 and October 31, 2023.

In connection with Barton’s audit of the years ended October 31, 2024 and October 31, 2023, we identified necessary accounting adjustments related to the fair market value of stock-based compensation reported in the financial statements for the year ended October 31, 2023 included in the Form 10-K (the “Previously Issued Financial Statements”). In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the corrections and has determined that the related impacts were material to the Previously Issued Financial Statements that contained the errors.

On February 28, 2025, the Company’s Board of Directors, who consulted with the Company’s independent registered public accounting firm, concluded that the the Company’s Previously Issued Financial Statements included in the Form 10-K for the year ended October 31, 2023 as filed with the SEC on January 29, 2024, should no longer be relied upon due to the misstatements described below.

For the year ended October 31, 2023

•	Fair Market Value Stock Valuation Adjustment: The Company has adjusted the fair market value of the stock-based compensation to accurately reflect the value at the time of issuance. This revision ensures that the stock-based compensation is appropriately measured and reported.
•	Share-Based Compensation: As a result of the updated fair market value assessment, there has been an increase in share-based compensation expenses.
•	Equity Adjustments: In response to the updated fair market value of the stock-based compensation, corresponding adjustments have been made to additional paid-in capital and accumulated deficit.

The net impact of correcting this adjustment will be an increase in net loss of approximately $467,775 for the year ended October 31, 2023, which relates to the change in fair market value of the stock-based compensation.

These corrections will be addressed in the Annual Report on Form 10-K for the year ended October 31, 2024. The 10-K will include revised financial statements for the year ended October 31, 2023, to accurately reflect these adjustments alongside the regular disclosures for the year ended October 31, 2024.

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Our remediation efforts are ongoing and we will continue our initiatives to consider additional skilled resources in program management, accounting, and finance related functions and to expand the effort to implement and document policies, procedures, and internal controls. The Company’s remediation plan with respect to the such material weakness will be described in more detail in the Company’s the Annual Report on Form 10-K for year ended October 31, 2024, which the Company plans to file as promptly as possible.

The Company’s management and the Board of Directors have discussed with Barton CPA, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNO International, Inc. (Registrant)
Date: March 6, 2025	By: /s/ Donald Owens Donald Owens Chief Executive Officer

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